Exhibit 10.194

CASH MANAGEMENT AGREEMENT

THIS CASH MANAGEMENT AGREEMENT (“Agreement”) is made and entered into this 19th day of July, 2004, and deemed to have been effective as of June 4, 1996, by and between PROSPECT MEDICAL SYSTEMS, Inc., a Delaware corporation  (“Manager”), PROSPECT MEDICAL HOLDINGS, INC., a Delaware corporation (“Parent”) and PROSPECT MEDICAL GROUP, INC., a California professional corporation (“Group”), with reference to the following facts:

RECITALS

WHEREAS, Group is a California professional corporation whose administrative and other non-medical functions are managed by Manager pursuant to the terms of that Amended and Restated Management Services Agreement between Manager and Group effective June 4, 1996, as amended (“Management Services Agreement”);

WHEREAS, Manager is a wholly-owned subsidiary of Parent;

WHEREAS, pursuant to the terms of the Management Services Agreement, Group, Manager and Group’s sole physician shareholder entered into an assignable option agreement wherein Manager has the right to designate the successor shareholder of Group at any time and for whatever reason during the term of the Management Services Agreement (the “Assignable Option Agreement”);

WHEREAS, due to the existence of the Assignable Option Agreement, Parent and Manager are deemed to control the business and administrative functions of Group for financial accounting purposes;

WHEREAS, as a result of Parent and Manager’s control of Group, the financial statements of Group are consolidated with those of Manager and Parent, and Group, Manager and Parent are deemed part of a consolidated business for financial accounting purposes;

                WHEREAS, because the parties are all a part of a consolidated business, from time to time, Manager may loan money (directly or may cause Parent to loan on its behalf) to Group, and conversely, Group may loan money to Manager or Parent;

                WHEREAS, the Management Services Agreement provides Manager the authority to loan monies to Group when Group’s financial needs so dictate;

                WHEREAS, this Agreement is intended to provide the authority for Group to loan funds to Manager or Parent when Manager or Parent’s financial needs so dictate;

NOW, THEREFORE, IN CONSIDERATION OF the foregoing and the mutual covenants and conditions contained herein, the parties agree as follows:

1.             Advances from Group to Manager or Parent.    As a result of the consolidated business of Group, Manager and Parent, Group agrees that from time to time, Manager and/or Parent may request that Group advance money to them for purposes of business operations; provided, however, Manager and/or Parent agree that they shall not request an advance from Group of any amount which would prevent Group from performing its obligations to enrollees under Group’s payor agreements.   The parties acknowledge that any and all such advances by Group to Manager and/or Parent are loans by Group to Manager or Parent, as applicable, and shall be entered on the books and records of such entities as a receivable due to Group and a payable due from Manager or Parent, as applicable.   The loans are repayable upon demand.

2.             Effect of Consolidation of Financial Statements.  The parties acknowledge that due to the consolidation of the financial statements of Group, Manager and Parent that the advances shall be eliminated on the consolidated financial statements.  However, such elimination shall not alter the character of the advance, which shall continue to be deemed a loan until repaid.

3.             Term of Agreement.  This Agreement shall be effective as of June 4, 1996 and shall continue in force and effect until the Management Services Agreement has been terminated.

4.             Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

“Parent” Prospect Medical Holdings, Inc.

Jacob Y. Terner, M.D., Chief Executive Officer
“Manager” Prospect Medical Systems, Inc.

Jacob Y. Terner, M.D., Chief Executive Officer

“Group” Prospect Medical Group, Inc.

Jacob Y. Terner, M.D., Chief Executive Officer